Filed pursuant to Rule 433

Registration Statement No. 333-160956

September 8, 2009

Follow-on Offering of Common Shares $40,000,000 September 2009 Ticker: EGBN www.eaglebankcorp.com

Forward Looking Statements This presentation contains forward looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance. The Company does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law. Free Writing Prospectus Statement The Company has filed a registration statement (including a prospectus and a related prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the prospectus supplement in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Sandler O’Neill & Partners, L.P. toll free at (866) 805-4128.

Offering Terms Issuer: Eagle Bancorp, Inc. Type of Offering: Follow-on Public Offering Type of Security: Common Stock Ticker Symbol: EGBN Exchange: The NASDAQ Capital Market Gross Proceeds: $40.0 Million Over-Allotment Option: 15% Use of Proceeds: General corporate purposes, including continued organic growth and potential acquisitions; repayment of debt (including subordinated debt held by insiders); no present intention to immediately redeem TARP preferred stock and warrant Sole Manager: Sandler O'Neill + Partners, L.P.

History of Growth Founding members had extensive banking experience Raised $16.5 million in initial subscription offering - 1997* Commenced operations with three Maryland branches - July, 1998 Second subscription offering raised $30 million - 2003* Fidelity & Trust Financial Corporation (“F&T”) acquisition completed - August 31, 2008 Private placement of $12.15 million of subordinated debt - August, 2008 $38.2 million of TARP Preferred Stock - December, 2008 *1997 and 2003 subscription offerings were over subscribed

Summary Statistics – June 30, 2009 Note: Data at June 30, 2009 unless otherwise noted.

Company Overview Eagle Bancorp, Inc. is a rapidly growing commercial bank headquartered in Bethesda, Maryland $1.6 billion in assets, focused on Washington, DC Metro Area with 13 branches Commercially oriented business model with deep relationships on loan and deposit side of balance sheet 3rd largest Maryland bank headquartered and operating in Maryland Expanded franchise in 2008 through acquisition of F&T Positioned as an alternative solution between small community banks and regional / money center banks Growth oriented culture based on sales and service Provides customers with immediate access to senior management/decision-makers with local market knowledge Largest in deposit market share in Washington, DC (proper) of any locally-based bank, and 6th largest locally-based bank in the Metro Area Quickly becoming the leading community bank in the Washington, DC Metro Area Note: Financial data at June 30, 2009; deposit market share data as of June 30, 2008, adjusted for all M&A activity through August 26, 2009

EagleBank Locations Bethesda Tysons Corner Montgomery County Prince George’s County Alexandria Arlington Fairfax County Loudoun County Washington, DC

Experienced Senior Management Team

Why Invest in EGBN? Driven by Profitability Superior Net Interest Margin Emphasis on Core Deposits and Deep Relationship Banking Strong Organic Growth Geographic Market Positioning Experienced and Dedicated Board and Management Team Exceptional Asset Quality Record Conservative Securities Portfolio Proven Ability to Execute Acquisitions

Proven Acquisition Capabilities Evaluated many acquisition opportunities in 11 year history and only pursued one transaction – F&T Acquisition of F&T completed on August 31, 2008 System conversion successfully completed one week after close Targeted expense savings achieved in methodical and thoughtful manner, without disrupting relationships with customers Contributions from key F&T employees have been meaningful to relationship growth Adopted best practices of both companies

Key Financial Attributes (1) See appendix at page 36 for a reconciliation of these non –GAAP financial measures Note: Regional peers includes publicly-traded commercial banks with Assets between $1 and $5 billion and headquartered in Washington, DC, Virginia, West Virginia, Maryland, Pennsylvania and Delaware. Source: SNL Financial EGBN Peers Growth Rates (CAGR 2000 - June 30, 2009): Loan Growth 32.81% 14.88% Deposit Growth 29.81% 11.36% EPS Growth 13.57% (26.97%) Tangible Book Value Per Share Growth 13.02% 3.52% Key Ratios (at or for the quarter ended June 30, 2009): Net Interest Margin 3.91% 3.58% NPAs + 90 Days Past Due/Total Assets 2.14% 2.13% Allowance Loan Losses/Gross Loans 1.50% 1.30% Tangible Common Equity/Tangible Assets¹ 6.58% 6.66%

Consistent Balance Sheet Growth EGBN CAGR 31.5% Peer CAGR: 15.1%¹ EGBN CAGR 24.7% (Excluding F&T Acquisition) (1) Regional peers includes publicly-traded commercial banks with assets between $1 and $5 billion and headquartered in Washington, DC, Virginia, West Virginia, Maryland, Pennsylvania and Delaware, less the following given these peers had not reported all shown total asset data points: The Bancorp, Inc., Burke & Herbert Bank & Trust Company, Community Bankers Trust Corporation, Carter Bank & Trust Source: SNL Financial $1,590 $0 $250 $500 $750 $1,000 $1,250 $1,500 $1,750 Millions of Dollars 00Q1 00Q3 01Q1 01Q3 02Q1 02Q3 03Q1 03Q3 04Q1 04Q3 05Q1 05Q3 06Q1 06Q3 07Q1 07Q3 08Q1 08Q3 09Q1 Total Assets

Net Income EGBN Net Income CAGR: 38.9% Peer CAGR: 0.3%¹ $2,651 EGBN Net Income Available to Common CAGR: 35.2% (1) Regional peers includes publicly-traded commercial banks with Assets between $1 and $5 billion and headquartered in Washington, DC, Virginia, West Virginia, Maryland, Pennsylvania and Delaware, less the following given these peers had not reported all shown net income available to common data points: The Bancorp, Inc., Burke & Herbert Bank & Trust Company, Community Bankers Trust Corporation, Carter Bank & Trust Source: SNL Financial $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 Thousands of Dollars 00Q1 00Q3 01Q1 01Q3 02Q1 02Q3 03Q1 03Q3 04Q1 04Q3 05Q1 05Q3 06Q1 06Q3 07Q1 07Q3 08Q1 08Q3 09Q1 Net Income Available to Common TARP Dividend

Pre-Tax, Pre-Provision Income (1) Regional peers includes publicly-traded commercial banks with Assets between $1 and $5 billion and headquartered in Washington, DC, Virginia, West Virginia, Maryland, Pennsylvania and Delaware, less the following given these peers had not reported all shown pre-tax pre-provision net revenue data points: The Bancorp, Inc., Burke & Herbert Bank & Trust Company, Community Bankers Trust Corporation, Carter Bank & Trust Source: SNL Financial Peer CAGR: 12.0%¹ EGBN CAGR: 39.0% $5,261 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 Millions of Dollars 00Q1 00Q3 01Q1 01Q3 02Q1 02Q3 03Q1 03Q3 04Q1 04Q3 05Q1 05Q3 06Q1 06Q3 07Q1 07Q3 08Q1 08Q3 09Q1 Quarterly Pre-Tax Pre-Provision Net Revenue

Loan Portfolio Composition Loan Portfolio by Type Loan Portfolio by Location Total Gross Loans: $1.3 Billion Note: At June 30, 2009 Prince William 2.7% Other U.S. 3.3% Other VA 3.1% Alexandria 1.4% Loudoun 1.5% Montgomery 27.9% Arlington 0.8% Fairfax 8.6% Washington, DC 32.8% Other MD 9.2% Prince George's 8.7% Other Consumer 0.6% Residential Mortgage 0.7% Construction 14.6% Land 6.4% Home Equity 6.5% Commercial and Industrial 24.2% Owner Occupied CRE 14.5% Income Producing CRE 32.6%

15 Geographic Detail of Loan Portfolio Note: At June 30, 2009 Concentration in quality markets: Washington, DC and Montgomery County, Fairfax County Low levels of exposure to markets hit hardest by real estate downturn (Dollar Values in Thousands) Commercial Real Estate Owner Income Residential Home Other  % of Counties C&I Occupied Producing Land Construction Mortgage Equity Consumer Total Total MARYLAND Montgomery $117,683 $57,664 $91,368 $8,102 $26,452 $1,703 $57,972 $4,999 $365,942 27.9% Prince George’s 17,688 20,518 58,826 12,077 2,927 364 2,253 208 114,861 8.7% Other 18,547 14,019 51,847 9,046 20,637 1,511 3,501 138 119,246 9.1% WASHINGTON, DC Washington, DC $85,931 $62,233 $139,435 $21,895 $108,061 $1,375 $11,628 $547 $431,105 32.8% VIRGINIA Arlington $3,415 $0 $5,769 $0 $420 $446 $1,011 $40 $11,101 0.8% Alexandria 4,194 8,906 2,519 0 0 1,313 1,185 232 18,349 1.4% Fairfax $46,514 $10,897 $38,729 $4,314 $7,254 $302 $4,011 $1,478 $113,499 8.6% Loudoun 5,250 381 9,757 0 2,341 337 1,230 0 19,296 1.5% Prince William 3,118 5,683 5,266 9,513 10,405 554 379 34 34,952 2.7% Other 1,700 5,377 11,301 17,111 4,698 272 771 65 41,295 3.1% Other U.S. $13,617 $5,358 $12,805 $1,409 $8,452 $501 $1,395 $211 $43,748 3.3% Total $317,657 $191,036 $427,622 $83,467 $191,646 $8,678 $85,336 $7,952 $1,313,394 100.0%

16 Detail of Loan Portfolio Note: At June 30, 2009 Construction Loans by Type Income Producing CRE by Type Total: $191.6 Million Total: $427.6 Million

Credit Quality 30-89 day delinquencies experience significant improvement NPAs declined by 32% from March 31, 2009 to June 30, 2009 Cumulative loss on CRE portfolio since inception = $695,000 (Dollars Values in Thousands) As of 03/31/08 06/30/08 09/30/08 12/31/08 03/31/09 06/30/09 30-89 Days Past Due $2,401 $1,987 $7,909 $14,123 $19,740 $7,762 Nonperforming Assets: 90 or More Days Past Due 0 0 248 0 10,909 0 Nonaccrual 11,711 11,554 20,749 25,457 35,585 30,993 Total Nonperforming Loans (NPLs) $11,711 $11,554 $20,997 $25,457 $46,494 $30,993 Other Real Estate Owned (OREO) — — 65 909 3,289 3,081 Total Nonperforming Assets $11,711 $11,554 $21,062 $26,366 $49,783 $34,074 NPAs + 90 Days Past Due/Assets 1.30% 1.26% 1.45% 1.76% 3.33% 2.14% Reserves $8,733 $9,154 $17,119 $18,403 $19,051 $19,650 Reserves/Loans 1.15% 1.15% 1.46% 1.45% 1.50% 1.50% Reserves/NPLs 75% 79% 82% 72% 41% 63% Charge-Offs (Quarterly) NCOs/Average Loans 0.01% 0.20% 0.23% 0.05% 0.29% 0.35%

Commercial focus drives growth of Non-Interest Bearing Demand accounts Taking market share from regional/super-regional banks, but demanding relationship pricing Quickly becoming the leading community bank in Washington DC Metro Area Deposit Composition Brokered CDs 9.7% CDARs 5.6% CDs, Less than $100,000 8.9% CDs, $100,000 or More 22.8% Savings and Money Market 30.0% Interest Bearing Transaction 4.5% Noninterest Bearing 18.5%  (Dollar Values in Thousands) June 30, 2009 As % of Deposit Type Deposits Deposits $231,171 55,624 375,007 284,595 111,050 70,196 120,587 Total Deposits $1,248,230 100.0%

Superior Relationships/Net Interest Margin Note: Regional peers includes publicly-traded commercial banks with Assets between $1 and $5 billion and headquartered in Washington, DC, Virginia, West Virginia, Maryland, Pennsylvania and Delaware. Source: SNL Financial F&T closed August 31, 2008 Repriced $104 million of F&T CDs in 2009

Market Information –Washington, DC Metropolitan Statistical Area Population 6.3 Million 4th largest market in the U.S. Employment 2.9 Million Average annual job creation is 43,000 Highest in net new job growth in the U.S. over last decade Washington DC Metro area is the No. 2 hub for the fastest growing private companies in U.S. (according to Inc. Magazine’s Inc. 5000 list) Gross Regional Product (GRP) $454 Billion Federal Government Spending is 33.3% of GRP 3.7% CAGR in GRP over last decade Source: Greater Washington Initiative 2009 Regional Report

Greater Washington Economy 2009 Note: Other includes Health/Education, Media Source: George Mason University, Center for Regional Analysis Total Federal Spending of 33.3% Other 7.0% Associations 2.2% Hospitality 2.0% International 4.8% Other Federal 15.2% Federal Procurement 18.1% Local Business 38.9% Non-Local Business 11.8%

Deposit Market Share Washington, DC METROPOLITAN AREA Data Adjusted for all Pending and Completed Mergers as of 8/26/2009 (Dollars Values in Thousands) D.C. Metro Area: MD- Montgomery and Prince George's; DC - Washington DC; VA - Arlington, Alexandria, Fairfax, Fairfax (City), Falls Church, Loudon, Prince William, Manassas, Manassas Park Note: Shaded companies in grey denote those companies headquartered outside of Washington, D.C. Metro Area. Data excludes: E*Trade and UNIFI Mutual Holding Company whose deposits are substantially from outside of the defined market area. Source: SNL Securities Branches Deposit Market Share Local   Headquarters  in June 30, 2008 Rank Rank Ticker Company Name City State List Balance % 1 1 COF Capital One Financial Corp. McLean VA 247 $25,171,163 22.85 2  WFC Wells Fargo & Co. San Francisco CA 245 18,899,883 17.15 3  BAC Bank of America Corp. Charlotte NC 205 14,525,625 13.18 4  STI SunTrust Banks Inc. Atlanta GA 263 11,247,400 10.21 5  BBT BB&T Corp. Winston-Salem NC 209 9,525,864 8.65 6  PNC PNC Financial Services Group Pittsburgh PA 155 4,870,430 4.42 7  C Citigroup Inc. New York NY 43 4,235,913 3.84 8  MTB M&T Bank Corp. Buffalo NY 156 2,724,244 2.47 9 2 VCBI Virginia Commerce Bancorp Inc. Arlington VA 26 2,046,404 1.86 10  UBSI United Bankshares Inc. Charleston WV 59 2,036,803 1.85 11 3 SASR Sandy Spring Bancorp Inc. Olney MD 31 1,747,826 1.59 12   HSBC Holdings plc London  10 1,587,834 1.44 13 4 BHRB Burke & Herbert Bank & Trust Alexandria VA 20 1,194,302 1.08 14 5 CFNL Cardinal Financial Corp. McLean VA 25 1,079,408 0.98 15 6 EGBN Eagle Bancorp Inc Bethesda MD 13 1,066,994 0.97 16  TD Toronto-Dominion Bank Toronto  25 627,807 0.57 17 7 MBRG Middleburg Financial Corp. Middleburg VA 8 615,144 0.56 18 8  Presidential Holdings Inc. Bethesda MD 9 486,294 0.44 19 9 ANCX Access National Corp. Reston VA 5 449,397 0.41 20 10 ABVA Alliance Bankshares Corp. Chantilly VA 7 426,724 0.39 21  FULT Fulton Financial Corp. Lancaster PA 13 416,003 0.38 22 11 ABKH American Bank Holdings Inc. Greenbelt MD 7 291,491 0.26 23  PFBI Premier Financial Bancorp Inc. Huntington WV 7 291,268 0.26 24 12 IBWC IBW Financial Corp. Washington DC 10 245,787 0.22 25 13  OBA Bancorp MHC Germantown MD 5 218,893 0.20 All Others   152 4,148,780 3.77 TOTAL  1,955 $110,177,681 100.00

Pro Forma Capital Ratios (1) See appendix at page 36 for a reconciliation of these non –GAAP financial measures Note: Assumes net proceeds of $37.474 million that are invested in short term investments with a 20% risk weighting

Looking Ahead Focus on organic growth Take advantage of dislocation in market Increase Northern Virginia footprint Focus on relationships to increase deposit penetration Profitability Continued focus on Net Interest Margin Diligent expense control to improve Efficiency Ratio Lower effective tax rate Will redeem $2.85 million of subordinated debt Intend to repay TARP ($38.2 million) as economy stabilizes Potential acquisitions Continued emphasis on credit quality

Appendices

Loan Portfolio Trends Acquisition of F&T closed August 31, 2008 Focus on reducing construction as a percentage of the overall portfolio Continue to effort to grow core C&I lending effort Grow core CRE if LTVs, yields and deposits are attractive vs. historical levels (1) Annualized growth based on growth from September 30, 2008 to June 30, 2009, annualized Data for June 30, 2008 does not include the acquisition of F&T which closed August 31, 2008 (Dollar Values in Thousands) (Before Acquisition) (After Acquisition) Annualized June 30, 2008 September 30, 2008 June 30, 2009 Growth As %of As %of As %of Since Loan Portfolio Balance Loans Balance Loans Balance Loans 09/30/08 Commercial and Industrial $161,047 20.3% $302,534 25.8% $317,657 24.2% 6.7% Commercial Real Estate: Owner Occupied 128,287 16.1% 169,733 14.5% 191,036 14.5% 16.7% Income Producing 267,195 33.6% 329,179 28.1% 427,622 32.6% 39.9% Land 49,988 6.3% 76,402 6.5% 83,467 6.4% 12.3% Construction 119,691 15.1% 197,407 16.9% 191,646 14.6% (3.9%) Residential Mortgage 2,022 0.3% 10,000 0.9% 8,678 0.7% (17.6%) Home Equity 59,636 7.5% 76,374 6.5% 85,336 6.5% 15.6% Other Consumer 7,236 0.9% 8,954 0.8% 7,952 0.6% (14.9%) Gross Loans $795,102 100.0% $1,170,583 100.0% $1,313,394 100.0% 16.3%

Loan Portfolio by Risk Rating Loan portfolio and risk ratings reviewed by independent, third-party credit review quarterly 9999 - Loss 0.0% 9000 - Doubtful 0.1% 8000 - Substandard 3.6% 7000 - Special Mention 1.5% 6000 - Watch 1.1% 5000 - Acceptable with Risk 14.1% 4000 - Acceptable 33.1% 3000 - Good 36.7% 2000 - Excellent 9.9% 1000 - Prime 0.1%  (Dollar Values in Thousands) June 30, 2009 As % of Risk Ratings Balance Loans 1000 - Prime $1,229 0.1% 2000 - Excellent 129,538 9.9% 3000 - Good 481,498 36.7% 4000 - Acceptable 434,188 33.1% 5000 - Acceptable with Risk 184,940 14.1% 6000 - Watch 14,091 1.1% 7000 - Special Mention 19,367 1.5% 8000 - Substandard 47,283 3.6% 9000 - Doubtful 1,260 0.1% 9999 - Loss 0 0.0% Gross Loans $1,313,394 100.0%

Commercial focus drives growth of Non-interest Bearing Demand accounts Taking market share from regional/super-regional banks, but demanding relationship pricing Quickly becoming the leading community bank in DC Metro Area Deposit Composition(1) Annualized growth based on growth from September 30, 2008 to June 30, 2009, annualized Data for June 30, 2008 does not include the acquisition of F&T which closed August 31, 2008 (Dollar Values in Thousands) (Before Acquisition) (After Acquisition)   Annualized June 30, 2008 September 30, 2008 June 30, 2009 Growth As % of  As % of  As % of Since Deposit Type Balance Deposits Balance Deposits Deposits Deposits 09/30/08 Noninterest Bearing $143,335 20.5% $214,160 18.8% $231,171 18.5% 10.6% Interest Bearing Transaction 55,017 7.9% 62,177 5.5% 55,624 4.5% (14.1%) Savings and Money Market 187,275 26.8% 281,215 24.7% 375,007 30.0% 44.5% CDs, $100,000 or More 171,127 24.5% 275,296 24.2% 284,595 22.8% 4.5% CDs, Less than $100,000 76,514 11.0% 145,253 12.8% 111,050 8.9% (31.4%) CDARs 15,148 2.2% 33,949 3.0% 70,196 5.6% 142.4% Brokered CDs 50,026 7.2% 125,317 11.0% 120,587 9.7% (5.0%) Total Deposits $698,441 100.0% $1,137,367 100.0% $1,248,230 100.0% 13.0%

Portfolio has $1.8 million of net unrealized gains at June 30, 2009 No holdings of GSE equities or bank Trust Preferred or bank Trust Preferred CDOs Average life of portfolio is 3.6 years Conservative Securities Portfolio Note: Total securities at 9/30/08 includes $99 million acquired from F&T (Dollar Values in Thousands) June 30, 2009 Gross Gross Estimated Amrt. Cost Amortized Unrealized Unrealized Fair % of Total Security Type Cost Gain Losses Value Securities US Treasury Securities $0 $0 $0 $0 0.00% US Government Agency Securities 15,722 322 19 16,025 8.94% Mortgage Backed Securites - GSEs 128,813 2,388 334 130,867 73.24% Municipal Bonds 20,895 0 474 20,421 11.88% Federal Reserve and FHLB Stock 10,045 0 0 10,045 5.71% Other Equity Investments 396 0 44 352 0.23% Total Securities $175,871 $2,710 $871 $177,710 100.00% September 30, 2008 Gross Gross Estimated Amrt. Cost Amortized Unrealized Unrealized Fair % of Total Security Type Cost Gain Losses Value Securities US Treasury Securities $44,991 $0 $86 $44,905 21.13% US Government Agency Securities 76,075 1,004 16 77,063 35.73% Mortgage Backed Securites - GSEs 77,593 936 61 78,468 36.45% Municipal Bonds 5,062 0 387 4,675 2.38% Federal Reserve and FHLB Stock 7,771 0 0 7,771 3.65% Other Equity Investments 1,396 0 363 1,033 0.66% Total Securities $212,888 $1,940 $913 $213,915 100.00% June 30, 2008 Gross Gross Estimated Amrt. Cost Amortized Unrealized Unrealized Fair % of Total Security Type Cost Gain Losses Value Securities US Treasury Securities $0 $0 $0 $0 0.00% US Government Agency Securities 42,173 559 0 42,732 53.20% Mortgage Backed Securites - GSEs 25,026 98 101 25,023 31.57% Municipal Bonds 5,063 0 203 4,860 6.39% Federal Reserve and FHLB Stock 5,726 0 0 5,726 7.22% Other Equity Investments 1,278 6 40 1,244 1.61% Total Securities $79,266 $663 $344 $79,585 100.00%

Fidelity & Trust Acquisition Strategic Matters: Strong cultural match Both institutions were growth oriented Both institutions were “high touch” Both institutions were “well connected” to community Financial Matters: Stock-for-stock transaction - 1,638,031 shares issued Acquisition cost - $13.1 million Business Matters: Additional six banking offices in Maryland, Washington, DC and Tysons Corner 79 additional employees Total assets acquired: $471 million Total loans acquired: $361 million Total securities acquired: $ 99 million Total deposits acquired: $385 million Note: F&T balance sheet data at August 31, 2008.

Experienced Management Team Ronald D. Paul, Chairman, President and CEO Mr. Paul, a founder of EagleBank, has served as Chairman since May 2008, and prior to that time was Vice Chairman and Chief Executive Officer since the organization of the Company. He also has served as Chairman of the Board of Directors of the Bank since the organization of the Bank.  Since June 2006, he has served as Chief Executive Officer of the Bank.   Mr. Paul is also President of Ronald D. Paul Companies and RDP Management, which are engaged in the business of real estate development and management activities. Mr. Paul was a director of Allegiance Bank and of Allegiance Banc Corporation from 1990 until its acquisition by F&M, including serving as Vice Chairman of the Board of Directors from 1995.  Mr. Paul is also active in various charitable organizations, including serving as Vice Chairman of the Board of Directors of the National Kidney Foundation from 1996 to 1997, and Chairman from 2002 to 2003. Robert P. Pincus, Vice Chairman of the Board of Directors of Eagle Bancorp, Inc. and EagleBank Prior to joining the Company in August 2008 upon the acquisition of Fidelity & Trust Financial Corporation (“Fidelity”) and its wholly owned subsidiary, Fidelity & Trust Bank (“F&T Bank”), Mr. Pincus served as Chairman of F&T Bank from 2005.  He was Chairman of the Board of BB&T, DC Metro Region and was Regional President from 1998 to 2002.  From 1991 to 1998, Mr. Pincus was President and Chief Executive Officer of Franklin National Bank of Washington, D.C.  From 1986 to 1991, he was the Regional President of the DC metropolitan region of Sovran Bank.  From 1971 to 1986, Mr. Pincus was with DC National Bancorp, Inc., where he eventually served as President and Chief Executive Officer, prior to its merger with Sovran Bank. Mr. Pincus also is a Trustee of the University of Maryland Foundation, Inc. and is a member of the board of directors of Comstock Homebuilding Companies, Inc.

Experienced Management Team Michael T. Flynn, EVP, Chief Operating Officer of Eagle Bancorp, Inc. Mr. Flynn has been with EagleBank for 6 years and has served as Chief Operating Officer of Eagle Bancorp, Inc, since June 2006. He has over 37 years of experience in the banking industry in the Washington, D.C. and Maryland region. Prior to joining EagleBank, he was the Washington region executive for Mercantile Bankshares Corporation. He previously was the Director of Strategic Planning for Allfirst Financial, Inc., and prior to that, held several executive level positions for Bank of America and predecessor companies. Mr. Flynn is a Director of the Workforce Investment Council of the District of Columbia and the Maryland Banking School. Thomas D. Murphy, President, EagleBank-Maryland Mr. Murphy is one of the founding officers of EagleBank and has been with the bank for 11 years and has served as President – Maryland Division of the Bank since June 2006. He served at Allegiance Bank from September 1994, including as Executive Vice President and Chief Operating Officer fro m December 1995 until November 1997. Prior to his service at Allegiance, he held the same position at First Montgomery Bank from August 1991 until its acquisition by Sandy Spring National Bank of Maryland in December 1993, and was a Vice President of that organization until September 1994. Mr. Murphy has 34 years of experience in the commercial banking industry. Active in community affairs, he is past president of the Bethesda-Chevy Chase Chamber of Commerce. Barry C. Watkins, President, EagleBank-Washington, DC and Virginia Prior to joining EagleBank in August 2008, Mr. Watkins served as President and Chief Executive Officer of F&T Bank since April 2004. He has over 18 years experience in the banking industry in the greater Washington area. Prior to joining F&T Bank, Mr. Watkins was a Senior Vice President and City Executive for BB&T, D.C. Metro Region. Mr. Watkins was also previously with Franklin National Bank, which was acquired by BB&T in 1998.

Experienced Management Team Susan G. Riel, EVP, Chief Operating Officer of EagleBank Ms. Riel, Executive Vice President - Chief Operating Officer of the Bank, and formerly Chief Administrative Officer, previously served as Executive Vice President - Chief Operating Officer of Columbia First Bank, FSB from 1989 until that institution’s acquisition by First Union Bancorp in 1995. She is one of the founding officers of EagleBank. Ms. Riel has over 29 years of experience in the commercial banking industry. Martha Foulon-Tonat, EVP, Chief Lending Officer Ms. Foulon-Tonat is one of the founding officers and has been with EagleBank for 11 years. She previously served at Allegiance Bank from January 1990 to December 1997. She was Senior Vice President and Chief Lending Officer. Prior to her service at Allegiance Bank, Ms. Foulon-Tonat served at various commercial banks in the area. She has over 25 years of experience in the commercial banking industry. James H. Langmead, EVP, Chief Financial Officer, Eagle Bancorp, Inc. and EagleBank Mr. Langmead, Senior Vice President and Chief Financial Officer of the Company since January 2007, and Executive Vice President and Chief Financial Officer of the Bank since January 2005, previously served as Chief Financial Officer of Sandy Spring Bank and Sandy Spring Bancorp. Mr. Langmead, a CPA, served in various financial and senior management roles with Sandy Spring Bank from 1992 through 2004. Prior to that time, Mr. Langmead managed the finance group at the Bank of Baltimore. Janice L. Williams, EVP, Chief Credit Officer Ms. Williams, Executive Vice President and Chief Credit Officer of the Bank, has served the Bank as Credit Officer, Senior Credit Officer and Chief Credit Officer for the past six years. Prior to employment with the Bank, Ms. Williams was with Capital Bank, Sequoia Bank, and American Security Bank. Additionally, Ms. Williams, a graduate of Georgetown University Law Center and a Member of the Maryland Bar, was previously employed in the private practice of law in Maryland.

Historical Balance Sheet (Dollars Values in Thousands) 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 December 31, Assets Cash and June 30, Equivalents $11,168 $6,644 $27,700 $29,435 $55,729 $33,996 $33,832 $20,142 $29,837 $57,657 Securities Available for Sale 32,398 39,439 70,675 82,581 64,098 68,050 91,140 87,117 169,079 177,710 Total Cash and Securities 43,566 46,083 98,375 112,016 119,827 102,046 124,972 107,259 198,916 235,367 Gross Loans HFI 117,718 182,256 236,860 317,533 415,509 549,212 625,773 716,677 1,265,640 1,313,394 Loan Loss Reserves 1,142 2,111 2,766 3,680 4,240 5,985 7,373 8,037 18,403 19,650 Loans Held for Sale 0 5,673 5,546 3,649 2,208 2,924 2,157 2,177 2,718 10,502 Total Net Loans 116,576 185,818 239,640 317,502 413,477 546,151 620,557 710,817 1,249,955 1,304,246 Other Real Estate Owned 0 0 0 0 0 0 0 0 909 3,081 Total Intangibles 0 0 0 0 0 0 0 0 2,348 4,230 Total Servicing Rights 0 0 0 0 0 168 255 236 185 162 Other Assets 3,940 4,932 9,814 13,479 20,149 23,887 27,667 28,088 44,514 43,120 Total Assets $164,082 $236,833 $347,829 $442,997 $553,453 $672,252 $773,451 $846,400 $1,496,827 $1,590,206 Liabilities Deposits $135,857 $195,688 $278,434 $335,514 $462,287 $568,893 $628,515 $630,936 $1,129,380 $1,248,230 FHLB Borrowings 1,040 9,675 22,933 14,588 6,333 0 30,000 52,000 105,000 50,000 Repurchase Agreements and Fed Funds Purchased 11,078 13,452 25,054 38,454 23,983 32,139 38,064 76,408 98,802 112,163 Trust Preferred 0 0 0 0 0 0 0 0 0 0 Subordinated Debt 0 0 0 0 0 0 0 0 12,150 12,150 Total Borrowings 12,118 23,127 47,987 53,042 30,316 32,139 68,064 128,408 215,952 174,313 Other Liabilities 585 886 1,380 1,429 2,316 6,256 3,956 5,890 9,124 22,415 Total Liabilities 148,560 219,701 327,801 389,985 494,919 607,288 700,535 765,234 1,354,456 1,444,958 Equity Preferred Equity 0 0 0 0 0 0 0 0 36,312 36,458 Common Equity 15,145 16,943 19,636 52,741 58,436 65,584 73,169 80,582 103,707 107,693 Net Unrealized Gain 377 189 392 271 98 -620 -253 584 2,352 1,097 Total Equity 15,522 17,132 20,028 53,012 58,534 64,964 72,916 81,166 142,371 145,248 Total Liabilities and Equity $164,082 $236,833 $347,829 $442,997 $553,453 $672,252 $773,451 $846,400 $1,496,827 $1,590,206 Balance Sheet Analysis (%) Loans/ Deposits 86.7 93.1 85.1 94.6 89.9 96.5 99.6 113.6 112.1 105.2 NPAs + 90 Days PD/ Total Assets 0.01 0.01 0.24 0.09 0.03 0.07 0.26 0.63 1.76 2.14 Reserves/ Loans 0.97 1.16 1.17 1.16 1.02 1.09 1.18 1.12 1.45 1.50 Annualized Growth Rates (%) Asset Growth Rate 44.93 44.34 46.87 27.36 24.93 21.47 15.05 9.43 76.85 73.64 Loans Held For Investment Growth Rate 84.35 54.82 29.96 34.06 30.86 32.18 13.94 14.53 76.60 65.19 Deposit Growth Rate 49.31 44.04 42.28 20.50 37.78 23.06 10.48 0.39 79.00 78.72

Historical Income Statement (Dollar Values in Thousands, except per share data) LTM For the Twelve Months Ended December 31,    June 30, 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 Total Interest Income $10,501 $14,121 $16,661 $18,403 $24,195 $36,726 $50,318 $57,077 $65,657 $78,147 Total Interest Expense 4,549 5,998 5,170 3,953 4,328 8,008 17,880 23,729 23,676 26,225 Net Interest Income 5,952 8,123 11,491 14,450 19,867 28,718 32,438 33,348 41,981 51,922 Loan Loss Provision 581 979 843 1,175 675 1,843 1,745 1,643 3,979 5,729 Service Charges on Deposits 350 704 1,038 1,216 1,255 1,153 1,386 1,491 2,410 2,952 Gain/ Loss on Sale of Loans 0 148 491 671 952 1,245 1,114 1,036 426 805 BOLI Revenue 0 0 85 250 385 401 406 455 466 463 Other Noninterest Income 72 114 209 402 708 920 816 2,198 1,062 1,242 Total Noninterest Income 422 966 1,823 2,539 3,300 3,719 3,722 5,180 4,364 5,462 Gain/ Loss on Sale of Securities (71) 358 337 311 453 279 124 6 2 1,529 Compensation and Benefits 2,445 3,449 4,505 5,847 8,204 10,503 12,230 14,167 16,728 19,791 Occupancy & Equipment 890 1,220 1,648 2,111 2,655 3,470 3,835 4,829 5,424 6,943 Marketing Expense 108 144 197 244 280 473 587 465 1,054 1,416 Professional Fees NA NA NA 160 434 759 801 611 1,054 2,023 Data Processing 253 349 488 555 652 769 1,236 1,231 1,622 2,001 Amortization of lntangibles 0 0 0 0 0 0 0 0 62 185 Foreclosed & Repo 0 0 0 0 0 0 0 0 0 161 Other Noninterest Expense 968 1,283 1,745 2,090 2,727 2,986 3,135 3,618 4,873 7,423 Total Noninterest Expense 4,664 6,445 8,583 11,007 14,952 18,960 21,824 24,921 30,817 39,943 Net Income Before Taxes 1,058 2,023 4,225 5,118 7,993 11,913 12,715 11,970 11,551 13,241 Income Taxes 0 269 1,558 1,903 2,906 4,369 4,690 4,269 4,123 4,593 Net Income 1,058 1,754 2,667 3,215 5,087 7,544 8,025 7,701 7,428 8,648 Preferred Dividends 0 0 0 0 0 0 0 0 177 1,349 Net Income Available to Common $1,058 $1,754 $2,667 $3,215 $5,087 $7,544 $8,025 $7,701 $7,251 $7,299 Earnings per Share $0.20 $0.31 $0.46 $0.42 $0.48 $0.70 $0.74 $0.71 $0.62 $0.59

Non- GAAP Financial Measures Tangible common equity and tangible book value per share are non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible common equity by excluding the balance of intangible assets from common stockholders’ equity. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing common stockholder’s equity by common shares outstanding. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity and tangible book value per share to the GAAP measures of common stockholder’s equity and book value per share is set forth below. Six months ended June 30 , Year ended December 31, (dollars in thousands except per share data) 2009 2008 2008 2007 2006 2005 2004 Common stockholders’ equity $108,790 $84,213 $106,059 $81,166 $72,916 $64,964 $58,534 Less: In tangible assets 4,392 213 2,533 236 255 168 - Tangible common equity $ 104,398 $ 84,000 $ 103,526 $ 80,930 $ 72,661 $ 64,796 $ 58,534 Book value per share $8.52 $7.78 $8.34 $7.59 $6.99 $6.32 $5.80 Less: Tangible book value per share 8.18 7.76 8.14 7.57 6.97 6.31 5.80 Intangible assets per share $0.34 $0.02 $0.20 $0.02 $0.02 $0.01 -